Deed ....

Parties: **EESTech Inc,**
1260 S. Highway 89, Building 1, Suite H-5, Chino Valley, ARIZONA (EEST)
and
Maxwell Damian Conrad and Cleo Sonia Conrad and/or Nominees.
4 Montpellier Street London sw71ee (Conrad)

Introduction

A EEST has sought funds to facilitate its commercialisation program for the Hybrid Coal and Gas Turbine Technology in identified geographical locations.

B Conrad has agreed to make funds available on an unsecured basis to assist EEST to meet its commercial obligations.

C EEST agrees that it will provide Conrad with an option to convert their loan into equity in accordance with the details in Schedule 1.

It is agreed

1. Definitions and interpretations

1.1 Definitions

In this Deed:

Business Day means a day that is not a Saturday, Sunday or any other day which is a public holiday or a bank holiday.

Conrad means Maxwell Damian Conrad and Cleo Sonia Conrad or their nominees.

Deed means this document, including any schedule or annexure to it

Conversion Date means at date which is approximately 5 business days after the EEST Stockholders approve the increase in its Authorised Capital and the State of Delaware notified to vary the Certificate of Incorporation

Conversion price means the Strike Price as set out in Schedule 1

EEST means EESTech Inc, a Delaware incorporated company

Stock means the Restricted common stock of EEST

USD means United States Dollars

1.2 Interpretation

(1) Reference to:

a. One gender includes the others;

b. The singular includes the plural and the plural includes the singular;

c. A person means a body corporate

d. A party includes the party's executors, administrators, successors and permitted assigns;

e. A statute, regulation, code or other law or a provision of any of them includes;

i. Any amendment or replacement of it; and

ii. Another regulation or other statutory instrument made under it, or made under it as emended or replaced; and

f. Dollars means Australian Dollars unless otherwise stated.

(2) "Including" and similar expressions are not words of limitation.

(3) Where a word or expression is given a particular meaning, other parts of speech and grammatical form of that word or expression have a corresponding meaning.

(4) Headings and any table of contents or index are for convenience only and do not form part of this Deed or affect its interpretation.

(5) A provision of this Deed must not be construed to the disadvantage of either party merely because that party was responsible for the preparation of the Deed or the inclusion of the provision of the Deed.

(6) If an act must be done on a specific day which is not a Business Day, it must be done instead on the next Business Day.

1.3 Parties

(1) If a party consists of more than one person, this Deed binds each of them separately and any two jointly.

(2) An obligation, representation or warranty in favour of more than one person is for the benefit of them separately and jointly.

2. Unsecured Convertible Loan

(1) <u>Drawdowns</u>

a. Conrad has provided a number of drawdowns as detailed in Schedule 4;

b. The Drawdowns are denominated in USD.

(2) Default Interest

10% per annum. Payable on demand, in the event of default of conversion, commencing from date of draw downs.

(3) Repayment

Loan repayable, plus accrued interest, within 14 days of receiving notice from the lender, in the event of default of conversion.

3. Conversion

1. The Loan will be converted to common stock in the capital of the Company issued pursuant to Rule 144 promulgated by the U.S Securities and Exchange Commission under the *Securities Act of* 1933 and that the share certificates for those shares will be noted with this restriction
2. The Conversion Date will be 5 days following the approval of the EEST Stockholders to increase the company's Authorised Capital to 100,000,000 shares
3. The Loan drawdowns are converted at Strike Prices identified in Schedule 4.
4. Each Drawdown identified in Schedule 4 will be issued with a specific Stock Certificate.
5. The Restriction period defined in Rule 144 will, in respect of each Drawdown, will commence from the date of such Drawdown.

4 Representations and Warranties

4.1 Conrad Representations and Warranties

The Subscriber represents and warrants that:

4.1.1 it has the power to enter into and perform this agreement .

4.1.2 this agreement constitutes valid and binding obligations upon it enforceable in accordance with its terms by appropriate legal remedy;

4.2 EEST's Representations and Warranties

The Company represents and warrants that:

4.2.1 it has the power to enter into and perform this agreement and has obtained any necessary consents and authorisations to enable it to do so;

4.2.2 this agreement constitutes valid and binding obligations upon it enforceable in accordance with its terms by appropriate legal remedy; and

4.2.3 the Loan and Conversion Shares will be unencumbered and the Conversion Shares will be fully paid.

5 Confidentiality

All Confidential Information exchanged between the parties under this agreement or during the negotiations preceding this agreement is confidential to them and may not be disclosed to any person except:

5.1 employees, legal advisers, auditors and other consultants of the party or their affiliates requiring the information for the purposes of this agreement; or

5.2 with the consent of the party who supplied the information; or

5.3 if a party is required to do so by law or a stock exchange; or

5.4 if a party is required to do so in connection with legal proceedings relating to this agreement.Notices

6 Form

Unless expressly stated otherwise in this agreement, all notices, certificates, consents, approvals, waivers and other communications in connection with this agreement ("**Notices**") must be in writing, signed by the sender (if an individual) or an Authorised Officer of the sender and marked for the attention of the Company Secretary or, if the recipient has notified otherwise, then marked for attention in the last way notified.

6.1 Delivery

Notices must be:

6.1.1 left at the address set out or referred to in the Details; or

6.1.2 sent by prepaid ordinary post (airmail if appropriate) to the address set out or referred to in the Details; or

6.1.3 sent by fax to the fax number set out or referred to in the Details; or

6.1.4 given in any other way permitted by law.

However, if the intended recipient has notified a changed postal address or changed fax number, then the communication must be to that address or number.

6.2 When effective

6.2.1 Notices take effect from the time they are received unless a later time is specified.

6.2.2 If sent by post, Notices are taken to be received three days after posting (or ten days after posting if sent to or from a place outside Australia).

6.2.3 If sent by fax, Notices are taken to be received at the time shown in the transmission report as the time that the whole fax was sent.

7 General

7.1 Remedies cumulative

The rights and remedies provided in this agreement are in addition to other rights and remedies given by law independently of this agreement.

7.2 Variation and waiver

A provision of this agreement or a right created under it, may not be waived or varied except in writing, signed by the party or parties to be bound.

7.3 Governing law

This agreement is governed by the law in force in the State of Delaware, United States of America. Each party submits to the non-exclusive jurisdiction of the courts of that place.

7.4 Costs

Each party agrees to pay its own costs and expenses in connection with the negotiation, preparation, execution and performance of this agreement.

agreement.

Schedule 1 - Terms of Unsecured Convertible Loan

1 Definitions

1.1 Unless the context requires otherwise, terms used but not defined in these Terms of Issue have the meanings given to them in the Subscription Agreement. References to "**Conditions**" are to the conditions in these Terms of Issue.

Conversion is that time when the Loan is converted into Conversion Shares in accordance with these Terms of Issue.

Conversion Date means the date on which Conversion takes place.

Conversion Number means the number of Conversion Shares that will be issued to the Subscriber pursuant to Condition 3.

Conversion Notice means a notice substantially in the form Schedule 4.

Conversion Shares means fully paid ordinary stock in the capital of the Company issued pursuant to Rule 144 promulgated by the U.S Securities and Exchange Commission under the *Securities Act of* 1933.

Convertible Loan means the unsecured loan issued by Conrad on the terms of these Terms of Issue.

Issue Date means the date on which the Loan Drawdowns were made in accordance with the Unsecured Convertible Loan Agreement.

Principal Outstanding means, in respect of the Loan, an amount outstanding at any time.

Conversion Date has the meaning given in Condition 3.

Strike Price means the conversion price shown in schedule 4 and designated in Schedule 2

2. Iinterest

2.1 Means Default interest

3. Conversion

3.1 On the Conversion Date:

(a) the Lender is deemed to have irrevocably and unconditionally directed the Company to apply the whole of the Principal Outstanding to the Loan for the subscription of the Conversion Number;

(b) the Loan will be repaid by the Company and automatically converted into the Conversion Number; and

(c) the Company will issue to the Lender, all shares according to the Conversion Number.

4.2 Loan will be converted into the Conversion Number within 5 days of the Conversion Date being notified by the Company. This may be done by the Noteholder giving to the Company a Conversion Notice, together with the Note Certificate. By giving a Conversion Notice to the Company, the Noteholder irrevocably and unconditionally directs the Company to apply the whole of the Principal Outstanding to that Noteholder upon redemption in subscribing for the Conversion Number. The Company shall promptly notify the Noteholder upon the occurrence of the Conversion Date.

4.3 The Conversion Number for Convertible Notes converted pursuant to Condition 3 shall be that number equivalent to the sum of the face value of the Convertible Note, divided by the Strike Price.(to the nearest share)

4.4 The Conversion Number for Convertible Notes converted pursuant to Condition 3 shall be that number of shares equivalent to the sum of the face value of the Convertible Note, divided by the Conversion Price.

4.5 The Noteholder may elect to have the Principal Outstanding repaid after 12 months from the Issue Date rather than convert the Convertible Notes into the Conversion Number in accordance with Condition 3. To do so, the Noteholder must give written notice to the Company within 30 days of the first anniversary of the Issue Date ("**Repayment Election Deadline**") requiring repayment of the Principal Outstanding. The Company shall repay the Principal Outstanding to the Noteholder within one month of receipt of such notice.

5. Ranking

5.1 Conversion Shares issued pursuant to Condition 3 shall from their date of issue rank equally with other fully paid ordinary stock in the capital of the Company (but subject to Rule 144 promulgated by the U.S Securities and Exchange Commission under the *Securities Act of* 1933).

6. Share Certificate

6.1 The Company will issue a share certificate for the Conversion Shares in respect of each Drawdown.

6.2 The issue of Conversion Shares as a result of Conversion shall be deemed to be full repayment of the Principal Outstanding. The obligations of the Company with respect to the Principal Outstanding shall cease completely and immediately upon Conversion.

7. Loan Repayments

7.1 If the date for repayment of any amount under these Terms of Issue is not a Business Day, the date for payment shall be postponed to the next following Business Day unless that is in a different calendar month, in which case the date for payment will be accelerated to the previous Business Day.

7.2 All repayments to be made by the Company to the Lender shall be made without deduction for taxes, unless the Company is compelled by law to deduct any taxes.

7.3 If the Company is compelled by law to deduct any taxes from any payment made by the Company to the Lender, the Company shall:

(a) pay to the Lender such amount after having made any such deductions or withholding;

(b) pay the full amount of any deduction or withholding, which it is required to make by law, to the relevant authority within the period set by the relevant law;

(c) promptly after any such payment, give to the Lender a statement in writing showing the gross amount of the payment, the amount of taxes deducted or withheld, and the actual amount paid to the Lender; and

(d) give the Lender such assistance as it may reasonably request to secure any credit or repayment that may be due to it on account of the taxes deducted or withheld.

Schedule 2 - Application for Shares

To: The Directors, EESTech Inc., 447 Upper Edward Street, Brisbane Queensland 4000 Australia

....of
.... **("the Subscriber")**:

(a) hereby applies for the issue of #.................. # shares in the capital of the Company;

(b) agrees to offset all loan funds as full payment for subscribed shares, upon completion ,in accordance with Schedule 4 of the Convertible Loan Agreement; and

(c) agrees to be bound by the constitution of the Company.

The Subscriber acknowledges and agrees that the shares will be issued pursuant to Rule 144 promulgated by the U.S Securities and Exchange Commission under the *Securities Act of* 1933.

Unless the context provides otherwise, capitalised terms not defined in this application have the meaning given in the Subscription Agreement.

Dated

Signed on behalf of ....)
by its duly authorised representative)
in the presence of:)

....
Signature

....
Printed Name

....
Witness

....
Printed Name

Schedule 3 - Conversion Notice

To: The Directors EESTech Inc., 447 Upper Edward Street, Brisbane
Queensland 4000 Australia
Australia

.... of

....(**"the Lender"**)
hereby gives notice that it wishes to convert the Convertible Unsecured Loan into the Conversion Number. This Notice is irrevocable.

The Subscriber acknowledges and agrees that the Conversion Shares will be issued pursuant to Rule 144 promulgated by the U.S Securities and Exchange Commission under the *Securities Act of* 1933.

The Lender authorises the Company to register it as the holder of the Conversion Shares and agrees to be bound by the Constitution of the Company.

Unless the context provides otherwise, capitalised terms not defined in this application have the meaning given in the Subscription Agreement.

Dated

Signed on behalf of ....)
by its duly authorised representative)
in the presence of:)

....
Signature

....
Printed Name

....
Witness

....
Printed Name

This Conversion Notice, together with the Application for Shares, should be lodged at the Company's office.

Schedule 4 – Loan Drawdown Detail

Date	AUD Amount	Exchange Rate	USD Amount	Strike Price	Number of Convertible Shares
March 19, 2007	7,964.00	0.786	6,260.00	USD0.30	20,867
March 20, 2007	7,000.00	0.792	5,544.00	USD0.30	18,480
March 21, 2007	5,000.00	0.810	4,050.00	USD0.30	13,500
March 22, 2007	178,559.09	0.807	144,097.00	USD0.30	480,323
April 18, 2007	72,115.00	0.831	59,928.00	USD0.30	199,760
April 19, 2007	120,500.00	0.830	100,015.00	USD0.30	333,383
April 20, 2007	538,923.00	0.835	450,001.00	USD0.30	1,500,003
April 24, 2007	36,032.00	0.836	30,123.00	USD0.30	100,410
June 4, 2007	302,297.46	0.827	250,000.00	USD0.30	833,333
July 2, 2007	88,530.00	0.847	74,985.00	USD0.30	249,950
July 16, 2007	115,474.00	0.866	100,000.00	USD0.30	333,333
July 20, 2007	113,564.00	0.880	99,936.00	USD0.35	285,531
August 24, 2007	122,250.00	0.821	100,367.00	USD0.35	286,736
TOTAL	1,708,208.55		1,425,306.00		4,665,638

Signing Page

DATED: September 2007

SIGNED by **MURRAY BAILEY** as authorised representative for **EESTECH INC.**, in the presence of:

....
Signature of witness

E N. CARLISLE
Name of witness (block letters)

....
By executing this agreement the signatory warrants that the signatory is duly authorised to execute this agreement on behalf of EESTECH INC.,

SIGNED by

____
as authorised representative for Mr Damian Conrad and Mrs Sonia Conrad and/or nominees in the presence of:

....
Signature of witness

E. N. CARLISLE.
Name of witness (block letters)

....
By executing this agreement the signatory warrants that the signatory is duly authorised to execute this agreement on behalf Mr Damian Conrad and Mrs Sonia Conrad and/or nominees